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                                                                     Exhibit 5.1

                      PORTER, WRIGHT, MORRIS & ARTHUR, LLP
                               41 S. High Street
                              Columbus, Ohio 43215
                           Telephone: (614) 227-2000
                           Facsimile: (614) 227-2100


                               November 22, 2002


Acorn Products, Inc.
390 W. Nationwide Blvd.
Columbus, Ohio 43215

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission by Acorn Products, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the sale of up to 380,354 shares of Common Stock of the Company (the "Common Stock"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders"), and up to 1,766,730 shares of Common Stock of the Company that may be issued by the Company pursuant to a rights offering, we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Amended and Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the shares are to be offered for sale, the 380,354 shares of Common Stock held by the Selling Stockholders are, or will be when issued in accordance with their terms, and the 1,766,730 shares of Common Stock issuable pursuant to the rights offering will be, when issued and paid for as provided in the prospectus, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement.

                                       Very truly yours,


                                       /s/ Porter, Wright, Morris & Arthur LLP

                                       Porter, Wright, Morris & Arthur LLP